UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

December 4, 2012
Date of Report (Date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5438 (Commission File Number)	11-1798614 (IRS Employer Identification No.)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip Code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On December 4, 2012, Forest Laboratories, Inc. (the “Company”) and certain of the Company’s foreign subsidiaries entered into a committed five-year unsecured $750,000,000 revolving credit facility (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders from time to time party thereto. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

The Credit Agreement, which expires on December 4, 2017, replaced the Company’s prior $500,000,000 revolving credit facility which was scheduled to expire on December 7, 2012 (the “Prior Credit Agreement”), a copy of which has been previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2007. No amounts were drawn under the Prior Credit Agreement, and the Company did not incur any termination fees in connection with the termination of the Prior Credit Agreement.

The Credit Agreement provides the Company and the Foreign Subsidiary Borrowers with a revolving credit facility with a borrowing capacity of up to $750,000,000. In addition, the Company may request incremental commitments in the form of new term loans or an increase to the revolving commitments, in an aggregate amount of $250,000,000, subject to the satisfaction of certain pro forma leverage and interest coverage tests and with the consent of the participating lenders.

Borrowings under the Credit Agreement bear interest at various base rates plus a margin that fluctuates based on the Company’s Leverage Ratio.  The Leverage Ratio is the ratio of Consolidated Total Indebtedness to Consolidated EBITDA.  The Company has also agreed to pay a facility fee on undrawn commitments that fluctuates based on the Company’s Leverage Ratio.  Certain other material terms of the Credit Agreement include (i) financial covenants which require the Company to maintain a maximum Leverage Ratio of not greater than 3.25 to 1.00 and a minimum Interest Coverage Ratio of at least 3.00 to 1.00; (ii) affirmative and negative covenants and events of default that are customary for credit agreements of this type; (iii) cross guarantees by each Borrower of all Obligations of each other Borrower; and (iv) customary representations and warranties.

The Company intends to use the proceeds from loans under the Credit Agreement to finance the Company’s working capital needs and for general corporate purposes, including but not limited to product and other acquisitions. To date, the Company has not drawn on the new credit facility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits:

Exhibit Number	Exhibit
10.1
Credit Agreement, dated December 4, 2012, by and among Forest Laboratories, Inc., Forest Laboratories Holdings Limited, Forest Laboratories Ireland Limited, Forest Finance B.V., Forest Laboratories UK Limited, Forest Laboratories Canada Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2012

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Executive Vice President Finance & Administration and
Chief Financial Officer

Exhibit Number	Exhibit
10.1
Credit Agreement, dated December 4, 2012, by and among Forest Laboratories, Inc., Forest Laboratories Holdings Limited, Forest Laboratories Ireland Limited, Forest Finance B.V., Forest Laboratories UK Limited, Forest Laboratories Canada Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders from time to time party thereto.